Exhibit 16.1

EXHIBIT 16.1 TO FORM 8-K

February 2, 2007

Office of the Chief Accountant PCAOB Letter File Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated February 1, 2007 of SUREWEST COMMUNICATIONS and are in agreement with the statements contained therein, except for the statement in the final sentence for which we are not in a position to agree or disagree.

Sincerely,

Denese C. Cahill, Partner
For Moss Adams LLP